Exhibit 10.14

i.d.i.gear

Innovative Designs, Inc.

Loan Amount 20,000.00

Date August 17 2010.

Innovative Designs Inc. is borrowing 20,000.00 from Dr. John V Bailliet for a 90 day period.The loan will be repaid at a 10% interest for 90 days The total repayment shall be 22000.00 no later than November 28, 2010.
The Lender has the Option to convert ALL or PART of the funds in IVDN stock at 0.30 per share.

Joseph Riccelli

Dr. John V Bailliet

223 North Main St., Suite 1
Pittsburgh, PA 15215
voice: 412-799-0350
fax: 412-782-5303